Exhibit 10.3

Execution Version

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this “Agreement”) is made and entered into as of March 26, 2024 (the “Effective Date”), by and among Assure Neuromonitoring, LLC, a Colorado limited liability (“Assure Neuromonitoring”), Assure Networks, LLC, a Colorado limited liability company (“Assure Networks”), Assure Networks Texas Holdings, LLC, a Texas limited liability company (“Assure Networks Texas Holdings” and together with Assure Neuromonitoring, Assure Networks and Assure Networks Texas Holdings, collectively, the “Sellers”), Assure Holdings Corp., a Nevada corporation (“Parent”), and National Neuromonitoring Services, LLC, a Texas limited liability company (“Purchaser”).

RECITALS:

A.            Sellers are engaged in the business of providing intraoperative neurophysiological monitoring (“IONM”) services to support surgeons and medical facilities during invasive surgical procedures, including, without limitation, providing the technical component and professional component of IONM, scheduling the interoperative neurophysiologists and supervising practitioner, and providing real time tele-neurology monitoring, patient advocacy, and billing and collection services (the “Business”).

B.            Pursuant to that certain Asset Purchase Agreement dated March 11, 2024 herewith by and among Purchaser, Sellers and Parent, as amended by that certain First Amendment to Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), Purchaser has agreed to purchase the Acquired Assets (as defined in the Purchase Agreement) used or held for use in the Business.

C.            Parent beneficially owns all of the equity interests of each of the Sellers and will therefore directly benefit and receive substantial consideration in connection with the consummation of the transactions contemplated by the Purchase Agreement.

D.            Purchaser’s obligation to consummate to the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain conditions precedent, including that Sellers and Parent execute and deliver this Agreement.

E.            Purchaser desires to protect the value of the Acquired Assets and the Business by obtaining from Sellers and Parent this Agreement to (i) maintain the confidentiality of certain information concerning the Business, including, without limitation, trade secrets and other confidential and/or proprietary information, and (ii) refrain from competing with Purchaser and the Business for a reasonable period of time in the Restricted Area (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Disclosure of Information. Sellers and Parent agree that for a period of three (3) years from the Effective Date (the “Term”), none of Sellers, Parent nor any of their respective Affiliates (as defined in Section 15) shall, without the prior written consent of the Board of Managers of Purchaser (the “Board of Managers”), directly or indirectly, reveal, divulge, disclose or otherwise communicate to any unauthorized Person (as defined in Section 15) in any manner whatsoever, or otherwise make use of, confidential, proprietary or trade secret information of any kind, nature or description concerning any matters affecting or relating to the Business, including, without limitation: (a) the names of any of the prior, present or prospective clients, customers, vendors, suppliers, businesses or accounts of the Business, (b) the prices for which the Business obtains or has obtained, or at which it sells or has sold, or at which it leases or rents or has leased or rented, the properties or services of the Business, (c) the names of the personnel involved in the Business, (d) the financial affairs of the Business, (e) the method of operating the Business, including all operating manuals, policies and procedures, (f) the method of marketing, and determining markets for, the Business, or (g) the processes, techniques, methods, know-how, designs, design improvements, plans, trade secrets or other data of any kind, nature or description whatsoever relating to the Business. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as among them, the same are confidential, material and important and gravely affect Purchaser’s effective and successful conduct of the Business and its goodwill. Notwithstanding anything contained in this Section 1 to the contrary, (i) none of Sellers, Parent nor any of their respective Affiliates shall be prohibited from disclosing any information regarding the Business if such information is required to be disclosed pursuant to applicable law or is ordered to be made available by any court of competent jurisdiction or any governmental authority; provided, however, that Sellers or Parent shall, if legally permitted, provide Purchaser with written notice of such court order or order by a governmental authority prior to disclosing such information, (ii) none of the Sellers, Parent or their respective Affiliates shall be prohibited from using confidential, proprietary or trade secret information in relation to billing and collecting accounts receivable of the Sellers, Parent or their respective Affiliates related to the Business and (iii) none of the Parent or its respective Affiliates shall be prohibited from using confidential, proprietary or trade secret information solely in relation to the Parents and its respective Affiliates ongoing Business in the Permitted Area.

Notwithstanding anything contained in this Section 1 to the contrary, none of Sellers, Parent nor any of their respective Affiliates shall be liable pursuant to this Section 1 for disclosures as to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Sellers, Parent or any of their respective Affiliates or (ii) information which is received from a third party; provided, that, such source is not known by Sellers, Parent or any of their respective Affiliates to be bound by a confidentiality agreement, or other obligation of secrecy, to Purchaser.

2.            Covenant Not to Compete. Sellers and Parent agree that during the Term, without the prior written consent of the Board of Managers, none of Sellers, Parent nor any of their respective Affiliates shall, directly or indirectly, through any corporation, organization or other entity owned or controlled by any such party, or as a stockholder or holder of any equity security (except for an equity interest in a public company that does not exceed two percent (2%) of its total outstanding voting stock), partner or in any other capacity whatsoever:

(a)            own or acquire any equity interest, direct or indirect, or have any other financial interest in (in any manner, including, but not limited to, equity, debt or bond financing) or participate in any manner in the ownership, management, operation or control of any Competing Business (as hereinafter defined) in the Restricted Area. As used in this Agreement, the term “Competing Business” shall mean any business that offers or provides any service line or business competitive with any service line or business offered by Purchaser and/or its Affiliates as of the Effective Date, including without limitation, intraoperative neurophysiological monitoring services and/or related services that are comparable to, the same or substantially similar to those services then offered by Purchaser as of the Effective Date, in each case, within the Restricted Area; for clarity Competing Business does not include (i) the ongoing Business of the Parent and its Affiliates within the Permitted Area or (ii) ongoing billing and collections by the Sellers, Parent and their respective Affiliates of accounts receivable of the Sellers, Parent or their respective Affiliates related to the Business;

(b)            engage in, render services for (alone or in association with any Person), give advice or otherwise assist any Person engaged in or has specific plans to engage in, any Competing Business in the Restricted Area;

(c)            lend credit, money or reputation for the purpose of establishing or operating any Competing Business in the Restricted Area; or

(d)            organize or take preparatory steps for the organization of or participate in the ownership, management, operation or control of any Person that is engaged in or has specific plans to engage in any Competing Business in the Restricted Area.

The foregoing covenants are intended to restrict Sellers and Parent and their respective Affiliates from competing in any manner with Purchaser or any of its Affiliates in any business similar to the Business or any portion thereof in the activities that have heretofore been carried on in connection with the Business or any portion thereof in each case within the Restricted Area. The parties hereto hereby agree that the prohibitions set forth in this Section 2 shall be liberally interpreted so as to carry out the intents and purposes of this Agreement.

If, at any time during the Term, Sellers or Parent are not in compliance with the terms of this Section 2, Purchaser shall be entitled to, among other remedies, require compliance by such Person with the terms of this Section 2 for an additional period equal to the period of such noncompliance. As used in this Agreement, the term “Term” shall also include such additional period of noncompliance. Sellers and Parent hereby acknowledge that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 2 are reasonable and are not broader than are necessary to maintain the goodwill associated with the Business and to protect other legitimate business interests of Purchaser and its Affiliates.

As used in this Agreement, the term “Restricted Area” shall mean any geographic market in which Sellers conduct the Business as of the Effective Date or have conducted the Business during the twelve (12) months immediately preceding the Effective Date but not including the Permitted Area. As used in this Agreement, the term “Permitted Area” shall mean the geographic markets in the States of Arizona and Montana

3.            Non-Solicitation. Sellers and Parent further agree that during the Term, without the prior written consent of the Board of Managers, none of Sellers, Parent nor any of their respective Affiliates shall, directly or indirectly, through any Person owned or controlled by such Person, or as a stockholder or holder of any equity security (except for an equity interest in a public company that does not exceed two percent (2%) of its total outstanding voting stock), partner or in any other capacity whatsoever:

(a)            solicit the business of any patients, providers, clients, customers, suppliers, vendors or other business relations of Purchaser or any Affiliate thereof for itself or on behalf of any Competing Business in the Restricted Area;

(b)            induce, influence or attempt to induce or influence any employee or contractor of Purchaser or any Affiliate thereof to terminate or reduce his or her employment, agency or contractor relationship with Purchaser or such Affiliate, or in any way interfere with the relationship between Purchaser or any Affiliate thereof and any employee or contractor thereof;

(c)            hire or engage any individual who was an employee or contractor of Purchaser or any Affiliate thereof at any time during the Term (other than employees and/or contractors who have been separated from employment or engagement with Purchaser or any Affiliate thereof for at least twelve (12) months); or

(d)            induce, influence or attempt to induce or influence any patients, providers, clients, customers, suppliers, vendors or other business relations of Purchaser or any Affiliate thereof to cease doing business with Purchaser or such Affiliate, or in any way interfere with the relationship between any such patient, provider, client, customer, supplier, vendor or other business relation and Purchaser or any Affiliate thereof.

4.            Non-Disparagement. Sellers and Parent agree not to make any negative or disparaging statements or remarks concerning Purchaser or any of its Affiliates to any third person which might reasonably result in the public disclosure of such negative or disparaging statements or remarks in the form of newspaper or magazine articles, television or radio broadcasts, book publications, speeches, addresses or seminars. Sellers and Parent acknowledge and agree that the foregoing provision applies to posting information on the Internet and/or social media outlets. This provision shall be construed as broadly as state and/or federal law permit, but no more broadly than permitted by applicable state and/or federal law.

5.            Enforcement of Covenants.

(a)            Sellers and Parent acknowledge that a violation or attempted violation, on the part of Sellers, Parent or any of their respective Affiliates, of any covenant contained in Sections 2, 3 and 4 will cause such damage to Purchaser as will be irreparable and that the remedy at law will be inadequate. Accordingly, Sellers and Parent agree that Purchaser shall be entitled as a matter of right to an injunction, without posting of a bond or any other security, from any court of competent jurisdiction, restraining any further violation of such agreements by Sellers, Parent or any of their respective Affiliates. Any exercise by Purchaser of its rights pursuant to this Section 5 shall be cumulative and in addition to any other remedies to which Purchaser may be entitled at law or in equity.

(b)            Sellers and Parent acknowledge (i) the sufficiency of the consideration received by Sellers or Parent for purposes of such Person’s covenants hereunder, (ii) that Sellers and Parent have consulted with independent legal counsel regarding such Person’s rights and obligations under this Agreement, (iii) that such Person fully understands the terms and conditions contained herein, (iv) that the covenants and agreements contained in this Agreement are reasonable and necessary for the protection of Purchaser and the Business and (v) that Sellers’ and Parent’s agreement to enter into this Agreement was a material inducement to Purchaser’s entering into the Purchase Agreement.

6.            Reformation of Covenants. Purchaser, Sellers and Parent agree and stipulate that the agreements and covenants contained in Sections 2, 3 and 4 are fair and reasonable in light of all of the facts and circumstances of the relationship among Purchaser, Sellers and Parent. However, the parties are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Sections 2, 3 and 4, Purchaser, Sellers and Parent agree that in the event a court should decline to enforce the provisions of Sections 2, 3 and/or 4, that such Section(s) shall be deemed to be modified or reformed to restrict Person’s competition with Purchaser or its Affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable.

7.            Representations and Warranties. As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated by the Purchase Agreement, Sellers and Parent hereby represent and warrant to Purchaser as follows:

(a)            None of Sellers, Parent nor any of their respective Affiliates are currently engaged in any business competitive with the Business or any portion thereof in the Restricted Area; and

(b)            No child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent or spouse of any Affiliates of Sellers or Parent has any plans or intention to engage in any business competitive with the Business or Purchaser, or any portion thereof in the Restricted Area, or otherwise compete with Purchaser in the Restricted Area.

The representations and warranties set forth in this Section 7 shall survive the closing of the transactions contemplated by the Purchase Agreement indefinitely.

8.            Indemnification. From and after the date hereof, Sellers and Parent shall jointly and severally indemnify, defend and hold Purchaser and its Affiliates, employees, officers, managers, members, partners, representatives and agents (collectively, the “Purchaser Indemnified Parties”) harmless against and pay on behalf of or reimburse Purchaser Indemnified Parties as and when incurred for any and all claims, losses, damages, costs and expenses (including reasonable attorneys’ fees) that may be incurred by, imposed upon or asserted by or against Purchaser Indemnified Parties resulting from, arising out of or relating to any facts or circumstances which constitute a breach by Sellers or Parent of any covenant or provision of this Agreement.

9.            Invalid Provisions. If any provision hereof (other than Sections 2, 3 and 4) is held to be illegal, invalid or unenforceable under present or future laws effective during the Term hereof, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in the terms, but in any event no more restrictive, than such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.            Waiver; Consent. This Agreement may not be changed, amended, terminated or modified, in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

11.            Notices.

(a)            Manner of Notice. All notices, requests and other communications under this Agreement shall be in writing (including in portable document format (or similar format) delivered by email transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, or by email transmission, addressed as follows:

If to Purchaser:

National Neuromonitoring Services, LLC

5080 Spectrum Drive

Suite 1100, East Tower

Addison, Texas 75001

Attn: Scott LaRoque

E-mail: scott.laroque@mpowerhealth.com

with a copy (which shall not constitute notice) to:

Hallett & Perrin, P.C.

1445 Ross Avenue, Suite 2400

Dallas, Texas 75202

Attention: William W. Meier, III

E-mail: wmeier@hallettperrin.com

or at such other address or email address as Purchaser may have advised Seller or Parent in writing.

If to Sellers or Parent:

Assure Holdings Corp.

7887 East Belleview Avenue, Suite 500

Greenwood Village, Colorado 80111

Attention: John Farlinger, Chief Executive Officer

Email: john.farlinger@assureiom.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202

Attention: Jason Brenkert

Telephone: (303) 352-1133

E-mail: brenkert.jason@dorsey.com

or at such other address or email address as Sellers or Parent may have advised Purchaser in writing.

(b)            Deemed Delivery. All such notices, requests and other communications shall be deemed to have been received (i) on the date of delivery thereof, if delivered by hand, (ii) on the fifth day after the mailing thereof, if mailed, (iii) on the next business day after the sending thereof, if sent by overnight courier, (iv) on the day of sending, if sent by email transmission prior to 5:00 p.m. on any business day, or (v) on the next business day, if sent by email transmission after 5:00 p.m. on any business day or on any day other than a business day.

12.            Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

13.            Jurisdiction and Venue. Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement (collectively, an “Action”) shall be brought in the state or federal courts of Dallas County, Texas, and by execution and delivery of this Agreement, each of the parties hereto accepts individually the exclusive jurisdiction and venue of the aforesaid courts. Each party hereto hereby waives, and agrees to cause each of its Affiliates to waive, and covenants that neither it nor any of its Affiliates will assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any Action. The court or other Person having jurisdiction in any Action shall award to the party in whose favor judgment is entered reasonable attorneys’ fees and costs.

14.            Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Purchaser, Sellers, Parent and each of their respective legal representatives, heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that Purchaser shall be permitted to assign its rights hereunder to (a) lenders providing financing for the transactions contemplated by the Purchase Agreement for collateral security purposes and (b) any of its Affiliates and to any buyer of all or substantially all of its assets, so long as Purchaser remains liable for such Affiliate’s or buyer’s obligations hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

15.            Defined Terms.

(a)            As used in this Agreement, the term “Affiliate” shall mean with respect to any Person, (i) any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first Person; (ii) any entity of which the Person owns ten percent (10%) or more of the outstanding voting securities; (iii) any other Person who owns ten percent (10%) or more of the outstanding voting securities of the first Person; (iv) any entity of which the Person is an officer, director, manager, general partner or trustee, or serves in a similar capacity; (v) any other Person who is an officer, director, manager, general partner or trustee, or serves in a similar capacity, of the first Person; or (vi) any child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent, or spouse of the Person.

(b)            As used in this Agreement, the term “Person” shall mean any corporation, partnership, joint venture, trust, sole proprietorship, individual or entity.

(c)            As used in this Agreement, the words “herein,” “hereby,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision.

16.            Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties to this Agreement. A signed copy of this Agreement delivered by facsimile, e-mail in portable document format (.pdf) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17.            Entirety. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties to this Agreement. A signed copy of this Agreement delivered by facsimile, e-mail in portable document format (.pdf) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

PURCHASER:

NATIONAL NEUROMONITORING SERVICES, LLC, a Texas limited liability company

By:
Name:
Title:

SELLERS:

ASSURE NEUROMONITORING, LLC, a Colorado limited liability company

By:
Name:
Title:

ASSURE NETWORKS, LLC, a Colorado limited liability company

By:
Name:
Title:

ASSURE NETWORKS TEXAS HOLDINGS, LLC, a Texas limited liability company

By:
Name:
Title:

ASSURE NETWORKS TEXAS HOLDINGS II, LLC, a Colorado limited liability company

By:
Name:
Title:

Signature Page to Noncompetition Agreement

Assure Neuromonitoring

PARENT:

ASSURE HOLDINGS CORP., a Nevada corporation

By:
Name:
Title:

Signature Page to Noncompetition Agreement

Assure Neuromonitoring